Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
419.248.8987	419.248.5748

Owens Corning Reports First-Quarter 2012 Results

First Quarter in Line with Company’s Expectations;

On Target for Adjusted EBIT Growth in 2012

•	Improvement in U.S. Housing Market and Global Industrial Production Growth Supported Volume Gains in all Three Businesses

•	Repositioning of European Composites Assets on Track

•	Board of Directors Authorized New Share Repurchase Program for up to 10 Million Shares

TOLEDO, Ohio – April 25, 2012 – Owens Corning (NYSE: OC) today reported that consolidated net sales increased 9 percent to $1.35 billion in the first quarter of 2012, compared with $1.24 billion in the same period last year.

First-quarter 2012 adjusted earnings, based on the company’s expected full-year effective tax rate of 25 percent, were $11 million, or $0.09 per diluted share, compared with $27 million, or $0.22 per diluted share, during the same period last year. The company reported a net loss of $46 million, or $0.38 per diluted share, compared with net earnings of $24 million, or $0.19 per diluted share, in the first quarter of 2011. (See Tables 1, 2 and 3 for a discussion and reconciliation of these items.)

“Owens Corning delivered results in line with our expectations for the quarter,” said Chairman and Chief Executive Officer Mike Thaman. “We continue to be confident that we will grow adjusted EBIT in 2012.

“As compared to last year, Roofing volumes grew significantly, but margins were compressed due to asphalt cost inflation,” Thaman said. “We expect another year of strong financial performance in Roofing based on our current outlook for volumes and pricing.”

Copyright © 2012 Owens Corning

Consolidated First-Quarter 2012 Results

•	Owens Corning’s primary safety metric improved by 23 percent over the company’s full-year 2011 performance.

•

First-quarter adjusted earnings before interest and taxes (EBIT) were $43 million in 2012 compared with EBIT of $61 million in the first quarter of 2011. In the first quarter of 2012, the company had certain items that were not the result of current operations. Before adjusting for these items, Owens Corning’s first-quarter 2012 EBIT was a loss of $12 million. (See Table 2 for a reconciliation of these items.)

•	Volume growth in all three businesses drove nine-percent revenue improvement in the first quarter of 2012 over the same period last year.

2012 Repurchase Program

Owens Corning today announced that its Board of Directors has authorized the company to repurchase up to 10 million additional shares of Owens Corning’s outstanding common stock. Under a previously announced share repurchase program, 3.7 million shares continue to be available for repurchase.

Outlook

Although there continues to be uncertainty in the macro-economic outlook, Owens Corning expects to grow adjusted EBIT in 2012 based on an improving U.S. housing market and continued growth in global industrial production.

Despite weakness in the European glass fiber reinforcements market, the company believes that global glass reinforcements demand will continue to grow in 2012.

As previously announced, the company is taking actions in its Composites segment to balance supply and to improve the sustainable competitive position of its European assets. In the first quarter, the company made progress in implementing these actions to transform its Composites operation into a global network of low-delivered-cost assets and to position the business to return to double-digit margins in 2013. In conjunction with these actions, the company anticipates incurring approximately $130 million in charges in 2012 through early 2013.

In the Building Materials segment, the company expects another year of strong financial performance in Roofing based on its current outlook for volumes and pricing. The company continues to believe Insulation will significantly narrow losses in 2012 on improved U.S. housing.

Cash taxes are expected to be about $30 million in 2012, due to the company’s $2.3 billion U.S. tax net operating loss carry forward. The company estimates a long-term effective tax rate of 25 percent to 28 percent based on the blend of effective tax rates for its U.S. and non-U.S. operations. The effective book tax rate for 2012 is expected to be about 25 percent on adjusted earnings.

The company expects general corporate expenses to be between $110 million and $120 million in 2012. General corporate expenses include corporate staff and other activities that support the operations. Expenses will be higher in 2012 primarily due to increased pension expense and higher year-over-year incentive compensation costs.

Depreciation and amortization expenses are expected to be as much as $320 million in 2012, excluding the impact of the restructuring actions in Europe. Capital expenditures in 2012 are expected to be about $350 million.

Copyright © 2012 Owens Corning

2

Next Earnings Announcement

Second-quarter 2012 results will be announced on Wednesday, August 1, 2012.

First-Quarter Conference Call and Presentation

Wednesday, April 25, 2012

11 a.m. Eastern Daylight Time

All Callers

Live dial-in telephone number: U.S. 1-866-804-6924 or International 1-857-350-1670

Passcode: 80163255

(Please dial in 10 minutes before conference call start time.)

Live webcast: http://www.owenscorning.com/investors

Telephone replay available through May 2, 2012: U.S. 1-888-286-8010 or International 1-617-801-6888

Passcode: 84632337

Replay of webcast also available at: http://www.owenscorning.com/investors

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at www.owenscorning.com/investors

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 Company for 57 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Founded in 1938, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2011 and about 15,000 employees in 28 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to expansion of our production capacity; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carry-forwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; difficulties in managing production capacity; labor disputes; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date April 25, 2012, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

Copyright © 2012 Owens Corning

3

Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings

(unaudited)

(in millions, except per share amounts)

	Three Months Ended
	Mar. 31,
	2012	2011
NET SALES	$1,346	$1,238
COST OF SALES	1,160	1,036

Gross margin	186	202
OPERATING EXPENSES
Marketing and administrative expenses	137	135
Science and technology expenses	19	19
Charges related to cost reduction actions	34	—
Other (income) expenses	8	(13)

Total operating expenses	198	141

EARNINGS (LOSS) BEFORE INTEREST AND TAXES	(12)	61
Interest expense, net	28	25

EARNINGS (LOSS) BEFORE TAXES	(40)	36
Less: Income tax expense	5	11
Equity in net earnings of affiliates	—	—

NET EARNINGS (LOSS)	(45)	25
Less: Net earnings attributable to noncontrolling interests	1	1

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(46)	$24

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$(0.38)	$0.19
Diluted	$(0.38)	$0.19
WEIGHTED-AVERAGE COMMON SHARES
Basic	121.1	123.8
Diluted	121.1	125.3

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended
	March 31,
	2012	2011
Charges related to cost reduction actions and related items	$(55)	$—

Total adjusting items	$(55)	$—

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended March 31,
	2012	2011
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(46)	$24
Less: Net earnings attributable to noncontrolling interests	1	1

NET EARNINGS (LOSS)	(45)	25
Income tax expense	5	11

EARNINGS (LOSS) BEFORE TAXES	(40)	36
Interest expense, net	28	25

EARNINGS (LOSS) BEFORE INTEREST AND TAXES	(12)	61
Less: adjusting items from above	(55)	—

ADJUSTED EBIT	$43	$61

Table 3

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended
	March 31,
	2012	2011
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$(46)	$24
Adjustment to remove adjusting items net of tax	43	—
Adjustment to tax expense to reflect pro forma tax rate*	14	3

ADJUSTED EARNINGS	$11	$27

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE
ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO OWENS CORNING COMMON STOCKHOLDERS	$(0.38)	$0.19
Adjustment to remove adjusting items net of tax	0.35	—
Adjustment to tax expense to reflect a pro forma tax rate*	0.12	0.03

ADJUSTED DILUTED EARNINGS PER SHARE
ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.09	$0.22

RECONCILIATON TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	121.1	123.8
Non-vested restricted shares	—	1.0
Options to purchase common stock	—	0.5

Diluted shares outstanding	121.1	125.3

*	Pro forma tax rates used were 25% in 2012 as this is the expected full-year effective tax rate, and, 21% in 2011 as this was the effective tax rate of the Company in 2011.

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Mar. 31,	Dec. 31,
	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$58	$52
Receivables, less allowances of $18 at Mar. 31, 2012 and $15 at Dec. 31, 2011	889	610
Inventories	800	795
Other current assets	188	179

Total current assets	1,935	1,636
Property, plant and equipment, net	2,922	2,904
Goodwill	1,144	1,144
Intangible assets	1,066	1,073
Deferred income taxes	529	538
Other non-current assets	237	232

TOTAL ASSETS	$7,833	$7,527

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$937	$876
Short-term debt	22	28
Long-term debt - current portion	4	4

Total current liabilities	963	908
Long-term debt, net of current portion	2,202	1,930
Pension plan liability	430	435
Other employee benefits liability	264	267
Deferred income taxes	53	51
Other liabilities	198	195
Commitments and contingencies
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,917	3,907
Accumulated earnings	424	470
Accumulated other comprehensive deficit	(294)	(315)
Cost of common stock in treasury (c)	(367)	(362)

Total Owens Corning stockholders’ equity	3,681	3,701
Noncontrolling interests	42	40

Total equity	3,723	3,741

TOTAL LIABILITIES AND EQUITY	$7,833	$7,527

(a)	10 shares authorized; none issued or outstanding at Mar. 31, 2012 and Dec. 31, 2011
(b)	400 shares authorized; 135.3 issued and 121.6 outstanding at Mar. 31, 2012; 134.4 issued and 120.9 outstanding at Dec. 31, 2011
(c)	13.7 shares at Mar. 31, 2012 and 13.5 shares at Dec. 31, 2011

Table 5

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended
	Mar. 31,
	2012	2011
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings (loss)	$(45)	$25
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	89	80
Gain on sale of businesses and fixed assets	(1)	(6)
Deferred income taxes	6	(4)
Provision for pension and other employee benefits liabilities	11	8
Stock-based compensation expense	7	5
Other non-cash	(4)	(7)
Change in working capital	(232)	(239)
Pension fund contribution	(18)	(78)
Payments for other employee benefits liabilities	(6)	(7)
Other	—	10

Net cash flow used for operating activities	(193)	(213)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(72)	(91)
Proceeds from the sale of assets or affiliates	4	12

Net cash flow used for investing activities	(68)	(79)

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	626	432
Payments on senior revolving credit and receivables securitization facilities	(352)	(133)
Payments on long-term debt	(2)	(1)
Net increase (decrease) in short-term debt	(6)	4
Purchases of treasury stock	(5)	(10)
Other	5	8

Net cash flow provided by financing activities	266	300

Effect of exchange rate changes on cash	1	1

Net increase in cash and cash equivalents	6	9
Cash and cash equivalents at beginning of period	52	52

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$58	$61

Table 6

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended Mar. 31,
	2012	2011
Net sales	$476	$492
% change from prior year	-3%	6%
EBIT	$23	$48
EBIT as a % of net sales	5%	10%
Depreciation and amortization expense	$30	$34

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense (in millions) for the Building Materials segment and our businesses within this segment (in millions):

	Three Months Ended Mar. 31,
	2012	2011
Net sales
Insulation	$331	$290
Roofing	588	496

Total Building Materials	$919	$786
% change from prior year	17%	-7%
EBIT
Insulation	$(34)	$(47)
Roofing	83	77

Total Building Materials	$49	$30
EBIT as a % of net sales	5%	4%
Depreciation and amortization expense
Insulation	$25	$29
Roofing	9	10

Total Building Materials	$34	$39

Table 7

Owens Corning and Subsidiaries

Corporate, Other and Eliminations

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended
	Mar. 31,
	2012	2011
Charges related to cost reduction actions and related items	$(55)	$—
General corporate expense and other	(29)	(17)

EBIT	$(84)	$(17)

Depreciation and amortization	$25	$7